Exhibit 10.5
DIRECTOR NOMINATION AGREEMENT
This Director Nomination Agreement (this “Agreement”) is made and entered into as of [●], 2025 (the “Effective Date”), by and between Altisource Portfolio Solutions S.A., a public limited liability company organized and established under the laws of the Grand Duchy of Luxembourg (the “Company”), and [_________], a [__________] (the “Shareholder”).
WHEREAS, on December 16, 2024, the Company, Altisource S.À R.L., a private limited liability company organized and established under the laws of the Grand Duchy of Luxembourg (“Borrower” and together with the Company, the “Company Parties”), and certain lenders (including the Shareholder) (the “Lenders”) under its Amended and Restated Credit Agreement, dated as of February 9, 2023, entered into that certain Transaction Support Agreement (the “Transaction Support Agreement”), pursuant to which, among other things, the Company would consummate a restructuring and recapitalization transaction upon the terms and subject to the conditions set forth therein (such restructuring and recapitalization transaction, the “Recapitalization”);
WHEREAS, in connection with the Recapitalization, on the date hereof, the Company, Borrower and the Lenders (including the Shareholder) are entering into that certain Exchange Agreement (the “Exchange Agreement”), pursuant to which, among other things, each of the Lenders will contribute their existing term loan obligations in exchange for its pro rata share of shares of common stock, without nominal value, of the Company (the “Common Stock”), new loans and cash (the “Exchange Transactions”); and
WHEREAS, as contemplated by the Transaction Support Agreement and in connection with the Exchange Transactions and the other transactions contemplated by the Recapitalization, the Company has agreed to permit the Shareholder to designate one nominee for election to the board of directors of the Company (the “Board”) on the terms and conditions set forth herein.
NOW, THEREFORE, in consideration of the mutual covenants contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, each of the parties to this Agreement agrees as follows:
1.Definitions and Interpretation. As used in this Agreement, the following terms shall have the following meanings:
“Affiliate” shall mean, with respect to any Person, any other Person controlled by, controlling or under common control with such Person and shall also include any Related Fund of such Person; provided, that, for purposes of this Agreement, none of the Company Parties shall be deemed to be Affiliates of the Shareholder. As used in this definition, “control” (including, with its correlative meanings, “controlling,” “controlled by” and “under common control with”) shall mean possession, directly or indirectly, of power to direct or cause the direction of management or policies of a Person (whether through ownership of securities, by contract or otherwise).

“Agreement” shall have the meaning set forth in the Preamble.
“Board” shall have the meaning set forth in the Recitals.
“Common Stock” shall have the meaning set forth in the Recitals.
“Company” shall have the meaning set forth in the Preamble.
“Company Parties” shall have the meaning set forth in the Recitals.
“Designee” shall have the meaning set forth in Section 2(a).
“Effective Date” shall have the meaning set forth in the Preamble.
“Exchange Agreement” shall have the meaning set forth in the Recitals.
“Governmental Entity” shall mean any domestic or foreign, national, supranational, federal, state, municipal, county, city, local or other administrative, legislative, regulatory or other governmental authority, commission, agency, court of competent jurisdiction or other judicial entity, tribunal, office, principality, registry, legislative, regulatory or self-regulatory body, instrumentality, or quasi-governmental agency, commission or authority or any arbitrator or arbitral tribunal.
“Law” shall mean any federal, state, local or foreign law (including common law), statute, code, ordinance, directive, rule, regulation, Order, NASDAQ Rules or other requirement of or rule or law promulgated, issued, enforced or entered by any Governmental Entity.
“NASDAQ” means the NASDAQ Global Select Market.
“NASDAQ Rules” means the listing rules of NASDAQ.
“Order” means any order, consent, injunction, judgment, decree, stipulation, ruling, opinion, decision, writ, assessment or arbitration award, including any consent decree or consent agreement.
“Party” or “parties” means the Company and the Shareholder, individually or collectively, as the case may be.
“Person” shall mean any individual, corporation, partnership, limited liability company, trust, joint stock company, business trust, unincorporated association, joint venture, Governmental Entity or other entity of any nature whatsoever.
“Recapitalization” shall have the meaning set forth in the Recitals.
“Related Fund” means, with respect to any Person, any fund, account or investment vehicle that is controlled, advised or managed by (a) such Person, (b) an

Affiliate of such Person or (c) the same investment manager, advisor or subadvisor that controls, advises or manages such Person or an Affiliate of such investment manager, advisor or subadvisor.
“Shareholder” shall have the meaning set forth in the Preamble.
2.Company Obligations.
(a)Board. The Shareholder may, at any time before March 3, 2025, designate in writing one (1) individual who qualifies as an “independent director” as defined under Rule 5605(a)(2) of the NASDAQ Rules (the “Designee”) for election to the Board, and the Company shall, to the fullest extent permitted by applicable Law, take all corporate actions necessary to cause the election of the Designee to the Board, including, without limitation, (i) causing the Designee to be included in (x) the Board’s slate of nominees recommended by the Board to the shareholders of the Company for election to the Board at the next meeting of the shareholders of the Company called with respect to the election of members of the Board (or any adjournment or postponement thereof) and (y) the Company’s proxy statement prepared in connection with soliciting proxies for such meeting, and (ii) soliciting proxies in favor of the election of the Designee to the Board at such meeting. Notwithstanding the foregoing, the Company shall not be required to comply with the preceding sentence of this Section 2(a) unless the Designee qualifies as an “independent director” as defined under Rule 5605(a)(2) of the NASDAQ (an “Independent Director”). The Company shall notify the Shareholder of such non-qualification no later than two (2) business days after the date the Designee (or the replacement designee as specified in the following sentence) provides the Company with a completed director questionnaire and any other documentation reasonably requested by the Company. In the event the Designee does not qualify as an Independent Director, Shareholder shall be entitled to designate a replacement designee, who shall be designated in writing no later than March 10, 2025, and such replacement designee shall be the “Designee” for purposes of this Agreement.
(b)Committees. The Company shall, to the fullest extent permitted by applicable Law, cause the Board to appoint the Designee to such committees of the Board as reasonably agreed by the Board and Designee promptly following the election of the Designee to the Board, provided that the Designee shall be eligible to serve on the applicable committee under applicable Law, including any applicable independence requirements (in each case, subject to any applicable exceptions and phase-in periods).
(c)Further Assurances. Subject to the terms and conditions provided in this Agreement, the Company shall use reasonable best efforts to take promptly, or cause to be taken promptly, all actions reasonably necessary, and to do promptly, or cause to be done promptly, all things reasonably necessary, proper or advisable under applicable Law to effect the actions contemplated hereby.
3.Miscellaneous.
(a)Entire Agreement. This Agreement contains the entire understanding of the parties with respect to the subject matter hereof and supersedes all prior agreements and understandings, oral or written, with respect to such matter, which the parties acknowledge have been merged into this Agreement.
(b)Amendments; Waivers. No provision of this Agreement may be waived, modified, supplemented or amended except in a written instrument signed, in the case of an amendment, by the Company and the Shareholder or, in the case of a waiver, by the party against whom enforcement of any such waived provision is sought. No waiver of any default with respect to any provision, condition or requirement of this Agreement shall be deemed to be a continuing waiver in the future or a waiver of any subsequent default or a waiver of any other provision, condition or requirement hereof, nor shall any delay or omission of any party to exercise any right hereunder in any manner impair the exercise of any such right.
(c)Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the parties and their successors and permitted assigns. The Company may not assign this Agreement or any rights or obligations hereunder without the prior written consent of the Shareholder.
(d)Headings. The headings herein are for convenience only, do not constitute a part of this Agreement and shall not be deemed to limit or affect any of the provisions hereof.
(e)No Third-Party Beneficiaries. This Agreement is intended for the benefit of the parties hereto and their respective successors and permitted assigns and is not for the benefit of, nor may any provision hereof be enforced by, any other Person.
(f)Jurisdiction. All questions concerning the construction, validity, enforcement and interpretation of this Agreement shall be governed by and construed and enforced in accordance with the internal laws of the State of New York, without regard to the principles of conflicts of law thereof. Each party hereby irrevocably submits to the non-exclusive jurisdiction of the state and federal courts sitting in the City of New York, Borough of Manhattan for the adjudication of any dispute hereunder or in connection herewith or with any transaction contemplated hereby or discussed herein, and hereby irrevocably waives, and agrees not to assert in any suit, action or proceeding, any claim that it is not personally subject to the jurisdiction of any such court, that such suit, action or proceeding is improper or is an inconvenient venue for such proceeding. Each party hereby irrevocably waives personal service of process and consents to process being served in any such suit, action or proceeding by mailing a copy thereof via registered or certified mail or overnight delivery (with evidence of delivery) to such party at the address in effect for notices to it under this Agreement and agrees that such service shall constitute good and sufficient service of process and notice thereof. Nothing contained herein shall be deemed to limit in any way any right to serve process in any other manner permitted by law.
(g)WAIVER OF JURY TRIAL. EACH PARTY HERETO HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY (WHETHER

BASED ON CONTRACT, TORT OR ANY OTHER THEORY). EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PERSON HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PERSON WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND ACKNOWLEDGES THAT IT AND THE OTHER PARTY HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 3(g).
(h)Execution. This Agreement may be executed in two or more counterparts, all of which when taken together shall be considered one and the same agreement and shall become effective when counterparts have been signed by each party and delivered to each other party, it being understood that the parties need not sign the same counterpart. In the event that any signature is delivered by electronic signature (including via DocuSign), facsimile transmission or by e-mail delivery of a “.pdf” (or similar) format data file, such signature shall create a valid and binding obligation of the party executing (or on whose behalf such signature is executed) with the same force and effect as if such electronic, facsimile or “.pdf” (or similar) signature page were an original thereof.
(i)Severability. If any term, provision, covenant or restriction of this Agreement is held by a court of competent jurisdiction to be invalid, illegal, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions set forth herein shall remain in full force and effect and shall in no way be affected, impaired or invalidated, and the parties hereto shall use their commercially reasonable efforts to find and employ an alternative means to achieve the same or substantially the same result as that contemplated by such term, provision, covenant or restriction. It is hereby stipulated and declared to be the intention of the parties that they would have executed the remaining terms, provisions, covenants and restrictions without including any of such that may be hereafter declared invalid, illegal, void or unenforceable.
(j)Remedies. In addition to being entitled to exercise all rights provided herein or granted by law, including recovery of damages, each of the parties hereto will be entitled to specific performance under this Agreement. The parties hereto agree that monetary damages may not be adequate compensation for any loss incurred by reason of any breach of obligations contained in this Agreement and hereby agree to waive and not to assert in any action for specific performance of any such obligation the defense that a remedy at law would be adequate.

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IN WITNESS WHEREOF, the parties hereto have executed this Agreement on the date first above written.
ALTISOURCE PORTFOLIO SOLUTIONS S.A.
By:
Name:
Title:
[_____________]
By:
Name:
Title:
[Director Nomination Agreement]